================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

       Date of Report (Date of earliest event reported): April 9, 2003

                          --------------------------

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

                          --------------------------



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)



================================================================================

Item 9.   Regulation FD Disclosure

     In April, 2003, a purported class action was filed against American Express Company and one of its subsidiaries (together, the "Company") in the Alameda County Superior Court for the State of California in which the plaintiffs assert two causes of action for violation of certain sections of California's Unfair Competition Law and the California Consumer Legal Remedies Act. The plaintiffs allege that the Company purportedly failed to disclose a transaction fee that is assessed on purchases of goods and/or services in a foreign currency and further allege that the Company includes in its cardmember agreements unconscionable and unlawful arbitration provisions. Based on these allegations, the plaintiffs are seeking injunctive relief, restitution, disgorgement, compensatory and exemplary damages and attorneys' fees and costs on their own behalf and on behalf of a putative California class. The Company has not yet been served with the Complaint relating to the action. The Company believes that it has meritorious defenses and, in the event it is served with the Complaint, intends to vigorously defend the action.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)


                                       By:    /s/ Stephen P. Norman
                                              ---------------------
                                       Name:  Stephen P. Norman
                                       Title: Secretary




DATE: April 10, 2003